Exhibit 21.1

SUBSIDIAIRES OF QQJ INC.

Subsidiaries	Place of Incorporation	Percentage Ownership
QQJ Technology Limited (“QQJ Hong Kong”)	Hong Kong	Wholly owned subsidiary of QQJ Inc.
Renmi E-commerce (Hangzhou) Co., Ltd. (“WFOE”)	People’s Republic of China	Wholly owned subsidiary of QQJ Hong Kong

Consolidated Variable Interest Entity (“VIE”)	Place of Incorporation	Percentage Ownership
QQJ Network Technology Co., Ltd. (“VIE”)	People’s Republic of China	Contractual Relationship

Subsidiaries of Consolidated VIEs	Place of Incorporation	Percentage Ownership
Shanghai Yaozhibo Culture Communication Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of the VIE
Naning Jiuzhibo Network Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of the VIE
Hedi (Shanghai) Network Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of the VIE
Renmi (Hangzhou) Network Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of the VIE
Qianyi (Hangzhou) Network Technology Co., Ltd.	People’s Republic of China	Wholly owned subsidiary of the VIE